                                                                 EXHIBIT 10.10



                              FIRST SUBLEASE AMENDMENT


          THIS FIRST SUBLEASE AMENDMENT (this "Amendment") dated as of July 15, 1996, by and between BANK OF AMERICA MORTGAGE, a division of Bank of America FSB, as landlord ("SUBLESSOR"), and ARBOR NATIONAL COMMERCIAL MORTGAGE, LLC, a New York limited liability company, as tenant ("SUBLESSEE").

                                W I T N E S S E T H:

          WHEREAS, by Agreement of Lease dated as of August 31, 1993 (the "LEASE"), Sublessor (successor in interest to Arbor National Mortgage, Inc.) has leased from HMCC Associates ("OWNER") certain portions of the office building known as Nassau West Omni (the "BUILDING"), including certain portions of the 9th floor thereof (the "9TH FLOOR"), upon such terms, conditions, covenants and agreements as are set forth in the Lease;

          WHEREAS, by Sublease dated as of August 1, 1995 (the "SUBLEASE"), Sublessee (successor in interest to Arbor National Commercial Mortgage Corporation) has leased from Sublessor a certain portion of the 9th floor in the Building, as more particularly described therein;

          WHEREAS, effective January 1, 1996, Sublessee acquired all of the assets and assumed all of the liabilities of Arbor National Commercial Mortgage Corporation, including the interest of Arbor National Commercial Mortgage Corporation as sublessee under the Sublease, all in accordance with paragraph 7 of the Sublease;

          WHEREAS, Sublessee now desires to sublease certain additional space from Sublessor, and Sublessor desires to lease such space to Sublessee, upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

          1. DEFINED TERMS. All capitalized terms used herein without definition are used as defined in the Sublease.

          2.   SUBLEASE AMENDMENTS. The Sublease is hereby amended as follows:

          (a) Paragraph 1(A) of the Sublease shall be amended by inserting the words "; and, from and after the Additional Subleased Premises Commencement Date (defined below), the term "Subleased Premises" shall also include the Additional Subleased Premises (defined below)" after the words "(the "Subleased Premises" in the fifth and sixth lines thereof;

          (b) Paragraph 2(A) of the Sublease shall be amended in its entirety to read as follows:

          2. RENT. (A) Sublessee shall pay to Sublessor a fixed annual rent ("Fixed Rent") in the amount of (i) Two Hundred Fifty-One Thousand Seven Hundred Twenty and 00/100 Dollars ($251,720.00) per annum, which shall be paid to Sublessor in equal monthly installments of Twenty Thousand Nine Hundred Seventy-Six and 67/100 Dollars ($20,976.67) for the period commencing on the Commencement Date to and including the day immediately preceding the Additional Subleased Premises Commencement Date; (ii) Three Hundred Sixty-Two Thousand Four Hundred Eighty and 00/100 Dollars ($362,480.00) per annum, which shall be paid to Sublessor in equal monthly installments of Thirty Thousand Two Hundred Six and 67/100 Dollars ($30,206.67) for the period commencing on the Additional Subleased Premises Commencement Date to and including the day immediately preceding the fourth
     (4th) anniversary of the Commencement Date; (iii) Three Hundred Eighty Thousand Six Hundred Four and 00/100 Dollars ($380,604.00) per annum, which shall be paid to Sublessor in equal monthly installments of Thirty-One Thousand Seven Hundred Seventeen and 00/100 Dollars ($31,717.00) for the period commencing on the fourth (4th) anniversary of the Commencement Date to and including the day immediately preceding the seventh (7th) anniversary of the Commencement Date; and (iv) Three Hundred Ninety-Eight Thousand Seven Hundred Twenty-Eight and 00/100 Dollars ($398,728.00) per annum, which shall be paid to Sublessor in equal monthly installments of Thirty-Three Thousand Two Hundred Twenty-Seven and 33/100 Dollars ($33,227.33) for the period commencing on the seventh (7th) anniversary of the Commencement Date to and including the Expiration Date. Fixed Rent shall be paid in advance to Sublessor on or before the first day of each and every month during the Term, for such month, at its office, or such other place, or to such agent at such place, as Sublessor may designate by notice to Sublessee, in lawful money of the United States of America, by check, subject to collection; provided, however, Sublessee shall have a five (5) business days' grace period after the due date of any such payment of Fixed Rent but only so long as Sublessee shall not be in default of its obligations under this Sublease.

          (c) Paragraph 2(C) of the Sublease shall be amended by inserting the words "Notwithstanding anything to the contrary contained herein, Sublessee shall pay that portion of the Fixed Rent that represents the first month of Fixed Rent for the Additional Subleased Premises, in the amount of Nine Thousand Two Hundred Thirty and 00/100 Dollars ($9,230.00), prior to or upon the date of execution and delivery of that certain First Sublease Amendment dated as of July 15, 1996 between Sublessor and Sublessee." after the words "upon the execution of this Sublease." in the second line thereof;

          (d) Paragraph 5 the Sublease shall be amended by deleting the words "as set forth in paragraph 28 herein, Sublessor shall be entitled to the furniture specified in Exhibit B attached hereto and made a part hereof" in the second sentence thereof and inserting the words "as set forth in paragraph 28 herein, on and after the Commencement Date, Sublessor shall be entitled to the furniture specified in Exhibit B attached hereto and made a part hereof, and, on and after the Additional Subleased Premises Commencement Date, Sublessor shall also be entitled to the furniture specified in Exhibit E attached hereto and made a part hereof" in their place;

          (e) Paragraph 13 of the Sublease shall be amended by deleting the words "Arnold & Porter, 399 Park Avenue, New York, New York 10022, Attn:
     Keith M. Pattiz, Esq." in the last sentence thereof and inserting the words "O'Melveny & Myers, 153 East 53rd Street, New York, New York 10022-4611,
     Attn: Theresa A. Cerezola, Esq." in their place;

          (f) Paragraph 18(A) of the Sublease shall be amended by deleting the words "that the Subleased Premises are comprised of four zones designated as Zones 16, 17, 18 and 19" in the last sentence thereof and inserting the words "that, for the period commencing on the Commencement Date to and including the day immediately preceding the Additional Subleased Premises Commencement Date, the Subleased Premises are comprised of four zones designated as Zones 16, 17, 18 and 19; and for the period commencing on the Additional Subleased Premises Commencement Date until the end of the Term, the Subleased Premises are comprised of six zones designated as Zones 14, 15, 16, 17, 18 and 19" in their place;

          (g) Each reference in the Sublease to the "Subtenant" (including, without limitation, in paragraph 26 thereof) shall be deleted and replaced with a reference to the "Sublessee";

          (h) Paragraph 28 of the Sublease shall be amended by deleting the words "Sublessee shall be permitted to use the furniture and other personal property listed on Exhibit B attached hereto and made a part hereof during the Term" in the first sentence thereof and inserting the words "On and after the Commencement Date, Sublessee shall be permitted to use the furniture and other personal property listed on Exhibit B attached hereto and made a part hereof during the Term, and on and after the Additional Subleased Premises Commencement Date, Sublessee shall also be permitted to use the furniture and other personal property listed on Exhibit E attached hereto and made a part hereof during the Term";

          (i) Paragraph 30(B) of the Sublease shall be amended by deleting the words "Two Hundred Sixty-Four Thousand Three Hundred Six and 00/100 ($264,306.00) Dollars" in the fourth, fifth and sixth lines thereof and inserting the words "Three Hundred Eighty Thousand Six Hundred Four and 00/100 Dollars ($380,604.00)" in their place;

          (j) The following shall be inserted into the Sublease immediately following paragraph 31 thereof:

          32. ADDITIONAL SUBLEASED PREMISES. (A) Sublessor shall sublease to Sublessee, and Sublessee shall hire from Sublessor, a portion of the rentable space on the 9th Floor of the

Building as more fully shown on Exhibit D attached hereto and made a part hereof (the "Additional Subleased Premises"), subject to and in accordance with the provisions of this paragraph 32, commencing on July 15, 1996 (the "Additional Subleased Premises Commencement Date"), and ending on the Expiration Date, or on such earlier date upon which this Sublease may expire or be cancelled or terminated pursuant to any of the conditions or covenants of the Lease or this Sublease or pursuant to law. From and after the Additional Subleased Premises Commencement Date, the Additional Subleased Premises shall be added to and included in the Subleased Premises, and except as otherwise provided in this paragraph 32, all of the terms and conditions of this Sublease shall be applicable to the subleasing of the Additional Subleased Premises.

          (B) Sublessee waives (i) any right to rescind this Sublease under
Section 223-a of the Real Property Law of the State of New York (or any other law of like import, now or hereafter in force) and (ii) the right to recover any damages resulting from Sublessor's failure to deliver possession of the Additional Subleased Premises by the Additional Subleased Premises Commencement Date, for any reason whatsoever. No such failure shall (y) affect the validity of this Sublease or the obligations of Sublessee hereunder or (z) give rise to any claim by Sublessee for damages or for rescission of this Sublease.

          (C) The termination of this Sublease shall also terminate and render void all rights of Sublessee under this paragraph 32. Sublessee's rights under this paragraph 32 may not be severed from this Sublease or separately sold, separately assigned or separately transferred.

          (k) Exhibits D and E hereto shall be deemed to be annexed to the Sublease as Exhibit D and E thereto, respectively, and made a part thereof.

          3.  REPRESENTATIONS.


          (a) Sublessor represents to Sublessee as of the date of this Amendment the following:

               (i) that Sublessor is the sole holder of the leasehold interest of tenant under the Lease with respect to the Additional Subleased Premises;

               (ii)   that the Lease has not been assigned by Sublessor;

               (iii) that the Additional Subleased Premises have not been subleased by Sublessor; and

               (iv) that Sublessor has full right and authority to enter into this Amendment, subject to obtaining the consent of Owner.

          (b) Sublessee represents and warrants to Sublessor that it has the full right and authority to enter into this Amendment and that this Amendment is the legal, valid and binding obligation of Sublessee, enforceable against Sublessee in accordance with its terms.

          4.   BROKER.

          (a) Sublessee represents and warrants that no broker was instrumental in bringing about or consummating this Amendment and that neither Sublessee nor anyone acting on behalf of Sublessee has had any conversations or negotiations with any broker. Sublessee shall indemnify, defend and hold Sublessor harmless from and against any claims for any brokerage commission or finder's fee with respect to this Amendment made against Sublessor and resulting from or arising out of any conversations, negotiations or actions had by Sublessee or anyone acting on behalf of Sublessee with any person. Such indemnity shall include attorneys' fees and disbursements.

          (b) Sublessor shall indemnify, defend and hold Sublessee harmless from and against any claims for any brokerage commission or finder's fee with respect to this Amendment made against Sublessee and resulting from or arising out of any conversations, negotiations or actions had by Sublessor or anyone acting on behalf of Sublessor with any person, other than any person with whom Sublessee or anyone acting on behalf of Sublessee has had any conversations, negotiations or actions. Such indemnity shall include reasonable attorneys' fees and disbursements.

          (c) The provisions of this SECTION 4 shall survive the expiration or earlier termination of this Agreement and/or the Sublease.

          5. CONSENT OF OWNER. This Amendment and the rights and obligations herein provided shall be conditioned upon the receipt of written consent to this Amendment from Owner. In the event Owner's consent to this Amendment, in Owner's form and reasonably satisfactory to Sublessor and Sublessee, is not delivered within a period of thirty (30) days from the date of execution hereof, or if such consent is refused by Owner in writing, this Amendment shall be deemed null and void and of no force and effect and the parties hereto shall be released in all respects from any obligations created hereby or directly or indirectly related hereto, and Sublessor shall return to Sublessee the advance rental, if any, paid hereunder. Sublessee agrees to cooperate with Sublessor and to provide Sublessor with such information as is necessary to obtain Owner's consent.

          6.   RATIFICATION.   Sublessor and Sublessee hereby ratify and confirm
all of the terms and provisions of the Sublease, as amended hereby.


          [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, Sublessor and Sublessee have hereunto executed this Amendment by their respective duly authorized representatives as of the day and year first above written..

SUBLESSOR:                         BANK OF AMERICA MORTGAGE,
                                   a division of Bank of America FSB



                                   By:
                                      -------------------------------
                                      Name:
                                      Title:

                                   Recommended by:_______________________



SUBLESSEE:                         ARBOR NATIONAL COMMERCIAL  MORTGAGE, LLC,
                                   a New York limited liability company



                                   By:
                                      -------------------------------
                                      Name:  WALTER K. HORN
                                      Title:  Sr. VP/Secretary

                                     EXHIBIT D

                           ADDITIONAL SUBLEASED PREMISES




                            [Exhibit Begins on Next Page]

                                      EXHIBIT E

                   FURNITURE FOR THE ADDITIONAL SUBLEASED PREMISES



                            [Exhibit Begins on Next Page]

                          FURNITURE / WORK STATION INVENTORY
                          ----------------------------------
                          (WORK STATIONS ARE KNOLL-MORRISON)

*AREA#1
          WORK STATIONS - 2 - 66 X 66 AND 105 X 66 - L SHAPED
          PEDESTAL CABINETS 2 LETTER SIZE AT EACH WORK STATION
          CHAIRS - 2 ARM CHAIRS W/WHEELS
          OVERHEAD CABINETS - 2 (WALL MOUNTED) 48" EACH
          TABLE - 50 X 28 GRAY

*AREA#2
          TABLE - MARBLE WITH 2 BLACK TUBULAR BASES - 84 X 42 CHAIRS - CHAIRS - 7 ROSE FABRIC W/ARMS AND WHEELS

*AREA#3
          WORK STATIONS - 5   72 X 66 X 42 HIGH - EACH WITH 2 - 2 DR PEDESTALS
          WORK STATION - 8'4" SQUARE X 64" HIGH

*AREA#4
          WORK STATION - 4  72 X 66     EACH STATION HAS 2 - 2 DR PEDESTALS
          WORK STATION - 8'4" X 66 X 64 HIGH W/2 - 2 DR PEDESTALS
          CHAIRS- 5 GREY&BLACK ARM CHAIRS W/WHEELS
          LATERAL FILE 5 DRAWER - 2     42"  GREY
          LATERAL FILE3 DRAWER - 5 36"  GREY

*AREA#5
          REFRIGERATOR - WELBILT 14 CUBIC PT - WHITE
          WORK COUNTER (BUILT IN) - 2  12' X 30" AND 12' X 24"
          WORK COUNTER (BUILT IN) - COFFEE STATION
                                   WITH 2 WALL MOUNTED CABINETS

     WORK STATIONS (STARTING FROM OFFICE "A")
     2    96X96X64H1GH   - EACH WITH 2 - 2 DR PEDESTALS
                EACH WITH 36" OVERHEAD CABINETS
                EACH WITH 2 SlDE CHAIRS
                1 - 2 DRAWER PEDESTAL - LEGAL SIZE - GREY
     10   84 X 72 X 57 H1GH    EACH WITH 2 - 2 DRAWER PEDESTALS
                               EACH WITH ARM CHAIR W/WHEELS
     1    52X21
     1    70X21

                              (W.T.C.)  4 OFFICE SETUPS CONSISTING OF:
                              ----------------------------------------

FILE CABINETS                  4  60" DESKS W/MATCHING CREDENZAS
LATERAL 3 DRAWER      -1  BEIGE         8    SIDE CHAIRS
LATERAL 2 DRAWER      -2  36" LT GREY   4    HIGHBACK CHAIRS
LATERAL 2 DRAWER      -1  42" LT GREY   4    FIVE DR FILE CABINETS
VERTICAL 2 DRAWER LEGAL - 1  LT GREY
VERTICAL 2 DRAWER LEGAL - 1  BEIGE

STORAGE ROOM
SIZE- 17'X11'
WOOD SHELVES AND COUNTER TOP MOUNTED ON TWO WALLS


*  Refer to attached floor plan

                                       SUBLEASE
                                       --------

     This Sublease made as of August 1, 1995 between BANK OF AMERICA MORTGAGE, a Division of Bank of America, FSB, having an office at 500 California Street, San Francisco, California 94111 ("Sublessor"), and ARBOR NATIONAL COMMERCIAL MORTGAGE CORPORATION, a New York corporation having an office at 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York 11553 ("Sublessee").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

     WHEREAS, by (A) lease dated August 31, 1993 (the "Lease"), Sublessor (successor-in-interest to Arbor National Mortgage, Inc.) leased from HMCC Associates ("Owner"), certain portions (the "Demised Premises") of the office building known as Nassau West Omni, located at 333 Earle Ovington Boulevard, Mitchel Field, New York (the "Building"), including, but not limited to, certain portions of the ninth (9th) floor thereof ("9th Floor"), upon such terms, conditions, covenants and agreements as are set forth in the Lease; and

     WHEREAS, Sublessee desires to sublease from Sublessor a portion of the rentable space on the 9th Floor of the Building;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto for themselves, their successors and assigns hereby covenant and agree as follows:

     1. PREMISES AND TERM. (A) Sublessor hereby subleases to Sublessee and Sublessee hereby hires from Sublessor a portion of the rentable space on the 9th Floor of the Building as more fully shown on Exhibit A attached hereto and made a part hereof (the "Subleased Premises") for a term (the "Term") to commence on August 1, 1995 (the "Commencement Date"), and to end on May 31, 2004 (the "Expiration Date"), or on such earlier date upon which the Term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of the Lease or this Sublease or pursuant to law.

          (B) If the Commencement Date shall occur on other than the first day of a calendar month, the Fixed Rent (as hereinafter defined) payable by Sublessee from and including the Commencement Date to and including the last day of the calendar month in which the Commencement Date occurs shall be a prorated portion of a regular monthly installment of Fixed Rent which shall be paid by Sublessee on the first day of the first full calendar month occurring subsequent to the Commencement Date and Sublessor shall apply the monthly installment of rent paid by Sublessee on execution hereof towards payment of Fixed Rent for such first full calendar month subsequent to the Commencement Date.

     2. RENT. (A) Sublessee shall pay to Sublessor a fixed annual rent ("Fixed Rent") in the amount of (i) Two Hundred Fifty-One Thousand Seven Hundred Twenty and 00/100 ($251,720.00) Dollars per annum, which shall be paid to Sublessor in equal monthly installments of Twenty Thousand Nine Hundred Seventy-Six and 67/100 ($20,976.67) Dollars for the period commencing on the Commencement Date to and including the day immediately preceding the fourth
(4th) anniversary of the Commencement Date; (ii) the amount of Two Hundred Sixty-Four Thousand Three Hundred Six and 00/100 ($264,306.00) Dollars per annum, which shall be paid to Sublessor in equal monthly installments of Twenty-Two Thousand Twenty-Five and 50/100 ($22,025.50) Dollars for the period commencing on the fourth (4th) anniversary of the Commencement Date to and including the day immediately preceding the seventh (7th) anniversary of the Commencement Date; and (iii) the amount of Two Hundred Seventy-Six Thousand Eight Hundred Ninety-Two and 00/100 ($276,892.00) Dollars per annum, which shall be paid to Sublessor in equal monthly installments of Twenty-Three Thousand Seventy-Four and 33/100 ($23,074.33) Dollars for the period commencing on the seventh (7th) anniversary of the Commencement Date to and including the Expiration Date. Fixed Rent shall be paid in advance to Sublessor on or before the first day of each and every month during the Term, for such month, at its office, or such other place, or to such agent at such place, as Sublessor may designate by notice to Sublessee, in lawful money of the United States of America, by check, subject to collection; provided, however, Sublessee shall have a five (5) business days' grace period after the due date of any such payment of Fixed Rent but only so long as Sublessee shall not be in default of its obligations under this Sublease.

          (B) Sublessee shall pay to Sublessor the full amount of all sums payable to Owner under the Lease as a result of Sublessee's actions, inactions and/or use and occupancy of the Subleased Premises (all such amounts, together with all sums or charges payable under this Sublease, hereinafter "Additional Rent"); the time periods for such payments to be modified by the provisions of Paragraph 12 hereof.

          (C) Sublessee shall pay the first month of Fixed Rent upon the execution of this Sublease. Sublessee shall pay all Fixed Rent and Additional Rent herein reserved promptly, as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or set-off whatsoever, except as expressly permitted by this Sublease. No payment by Sublessee or receipt by Sublessor of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Fixed Rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublessor may accept any check or payment without prejudice to Sublessor's right to recover the balance due or to pursue any other remedy available to Sublessor. In the event Sublessee shall fail to pay any Additional Rent when same are due and payable, Sublessor shall have (in addition to all other rights and remedies) the same rights as provided in this Sublease (including the provisions incorporated by reference) for nonpayment of Fixed Rent. Any provision in the Lease referring to Fixed Rent or Additional Rent incorporated herein by reference shall be deemed to refer to the Fixed Rent and Additional Rent due under this Sublease.

          (D) If payment of any Fixed Rent or Additional Rent shall not have been paid on or before the expiration of the five (5) business days' grace period set forth herein, a late charge equal to five cents for each dollar so due shall, at Sublessor's option, be payable as damages for Sublessee's failure to make prompt payment, and such late charge shall be Additional Rent hereunder. The late charges for any month shall be payable on the first day of the following month. If Sublessee shall default in the payment of any late charges, Sublessor shall have (in addition to all other remedies) the same rights as provided in this Sublease (including the provisions incorporated by reference) for nonpayment of Fixed Rent. Nothing contained in this Section (D) and no acceptance of late charges by Sublessor shall be deemed to extend or change the time for payment of Fixed Rent or Additional Rent. Sublessee further agrees that the late charges imposed are fair and reasonable, comply with all laws, regulations and statutes, and constitute an agreement between Sublessor and Sublessee as to the estimated compensation for costs and administrative expenses incurred by Sublessor due to the late payment of rent to Sublessor by Sublessee. Sublessee further agrees that the late charges assessed pursuant to this Sublease do not constitute interest, and the late charges do not create a lender or borrower/creditor relationship between Sublessor and Sublessee.

     3. INCORPORATION OF TERMS. (A) Sublessee accepts this Sublease upon, and subject and subordinate to, all of the terms, covenants, conditions and obligations of Sublessor contained in the Lease to the extent that the same are not expressly modified by this Sublease, and all of the terms, covenants, conditions and obligations of the Lease (or portions thereof), except as expressly set forth herein, are hereby made a part hereof with the same force and effect as if fully set forth herein. A true copy of the Lease has been delivered to and examined by Sublessee. All of the rights and obligations contained in the Lease conferred or imposed upon Sublessor are hereby conferred, imposed upon and assumed by Sublessee, except as expressly modified by this Sublease, and all of the rights and obligations thereby conferred and imposed upon Owner are hereby conferred, imposed upon and assumed by Sublessor, except as expressly modified by this Sublease. Sublessee shall be entitled to all services and repairs, including but not limited to, such cleaning services as presently are provided, which Owner is or may be obligated to furnish or make to or in the Subleased Premises pursuant to the terms of the Lease, but Sublessor shall in no event be liable to Sublessee, nor shall the obligations of Sublessee under this Sublease be impaired, or the performance thereof excused, because of any failure or delay on the part of Owner in furnishing such services and making such repairs, it being understood that all such services and repairs are to be furnished and supplied by Owner as set forth in the Lease and not by Sublessor.

          (B) If Owner shall default in any of its material obligations to Sublessor with respect to the Subleased Premises, Sublessor shall, at no cost or expense to Sublessor, use its good faith efforts to enforce its rights against Owner, but Sublessor shall not be required to take any action which necessitates the expenditure of money and shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublessor's rights against Owner.
If, despite such good faith efforts, Owner shall fail to expeditiously remedy any such material default, Sublessee shall have the right to take appropriate action, in Sublessor's name, to cause Owner to remedy such default; provided, however, that in any such event, (i) Sublessee shall furnish to Sublessor before the commencement of any such legal action (a) if such legal action relates to a payment obligation, a cash deposit, which may be paid under protest, or other security reasonably satisfactory to Sublessor sufficient to cover the amount of the contested item or items, together with interest, penalties and other charges thereon (including, without limitation, reasonable attorneys' fees and disbursements), as reasonably required by Sublessor, and any and all costs, fees and expenses in connection with such legal action, and (b) an indemnification agreement satisfactory to Sublessor pursuant to which, INTER ALIA, Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all costs, liabilities, damages, claims and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of any nature or kind arising by reason of or in connection with such legal action against Owner; (ii) Sublessor makes no representations, warranties or guarantees whatsoever relating to the ability to cause such observance or performance by Owner; and (iii) Sublessor shall suffer no liability, damage, cost or expense in the event it is unable to cause such observance or performance on the part of Owner. Sublessor agrees to cooperate with Sublessee, at Sublessee's sole expense, in connection with the enforcement by Sublessee of such rights; provided, however, that the Sublessor shall be under no obligation to act on behalf of or cooperate with Sublessee so long as Sublessee is in default of its obligations hereunder beyond any applicable notice and grace period. To the extent the Lease confers "self-help" rights upon Sublessor and there is a reasonable basis for Sublessee to request Sublessor's exercise of such rights, Sublessor shall, at no cost, expense or liability to Sublessor, exercise those rights for the benefit of Sublessee.

          (C) Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services, utilities or facilities that may be appurtenant to or supplied at the Building of which the Subleased Premises are a part by Owner or otherwise, including, without limitation, heat, air conditioning, ventilating, water, electricity, elevator service, security service and cleaning service, if any; and no failure to furnish, or interruption of, any such services, utilities or facilities shall give rise to any (i) abatement, diminution or reduction of Sublessee's obligations under this Sublease, except to the extent Sublessor is afforded such rights under the Lease and actually receives an abatement, diminution or reduction of Fixed Rent or Additional Rent by Owner, but only to the extent such abatement, diminution or reduction relates to the Subleased Premises (after deducting the costs and expenses suffered or incurred by Sublessor in obtaining any such abatement, diminution or reduction); (ii) constructive eviction, whether in whole or in part, except as otherwise expressly provided herein; or
(iii) liability on the part of Sublessor.

     4. USE. The Subleased Premises may be used solely for executive, administrative and general office purposes and for no other purpose.

     5. PREPARATION FOR OCCUPANCY. Sublessor shall have no obligation to perform any work or supply any materials for the preparation of the Subleased Premises for Sublessee's occupancy. Sublessee represents that it has examined the Subleased Premises, is familiar and fully satisfied with the condition thereof and covenants and agrees to take possession of the Subleased Premises in their "as is" condition as of the Commencement Date without any representations or warranties by Sublessor or any other person whatsoever; provided, however, that as set forth in paragraph 28 herein, Sublessor shall be entitled to the furniture specified in Exhibit B attached hereto and made a part hereof. Sublessor shall have no obligation to make any repairs or improvements to the Subleased Premises at the time this Sublease is entered into or at any time prior to or during the Term.

     6. NO PRIVITY. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Sublessee and Owner. Sublessee shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of the Lease. Sublessee shall in no case have any rights in respect of the Subleased Premises greater than Sublessor's rights under the Lease and, except as specifically provided in this Sublease, Sublessor shall have no liability to Sublessee for any matter whatsoever in respect of the Subleased Premises for which Sublessor does not have at least co-extensive rights against Owner under the Lease which shall have been realized.

     7.   ASSIGNMENT, SUBLETTING.

          Sublessee, for itself, its legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Sublease, nor further sublet, or suffer or permit the Subleased Premises or any part thereof to be used by others, without the prior written consent of Sublessor and Owner in each instance; provided, however, that the consent of Sublessor shall not be necessary if any such assignment or further sublet is to an Affiliate (as hereinafter defined) of Sublessee. If this Sublease be assigned, or if the Subleased Premises or any part thereof be sublet or occupied by anybody other than Sublessee and other than as expressly permitted hereunder, Sublessor may, after default by Sublessee, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Fixed Rent and Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a release of Sublessee, a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant. For purposes of this Sublease, (x) a transfer of fifty (50%) percent or more of all the legal and beneficial interest in Sublessee, other than a transfer to an Affiliate, whether such transfer occurs at one time, or in a series of related transactions, and whether of stock, partnership or limited liability company interest or otherwise, by any party in interest shall be deemed an assignment of this Sublease; (y) the term "Affiliate" shall mean any person or entity which controls Sublessee, is controlled by Sublessee or is under common control with Sublessee; and (z) the term "control" means the ownership, beneficially and of record, of fifty (50%) percent or more of all the voting stock of a corporation or fifty (50%) percent or more of all the legal and beneficial interest in any partnership, limited liability company or any other entity.

          (A) If Sublessee wishes to assign this Sublease, sub-sublet all or any part of the Subleased Premises or permit the Subleased Premises to be occupied by any party other than an Affiliate, Sublessee shall first notify Sublessor ("Sublessee's Notice") specifying the name of the proposed assignee, sub-subtenant or occupant, the name of and character of its business, the material business terms of the proposed assignment, sub-sublease or occupancy (including, without limitation, the commencement and expiration dates thereof) and shall provide Sublessor with such other information as Owner requests or as Sublessor reasonably requests, including, without limitation, financial information relating to the proposed assignee, sub-subtenant or occupant. If only a portion of the Subleased Premises is to be so sub-sublet or occupied, Sublessee's Notice shall be accompanied by a reasonably accurate floor plan, indicating such portion. The portion of the Subleased Premises to which such proposed assignment sub-sublease or occupancy is to be applicable is hereinafter referred to as the "Space."

          (B) Sublessor shall not unreasonably withhold its consent to the proposed assignment, sub-sublease or occupancy; provided, however, that such consent shall be deemed of no effect if such assignment, sub-sublease or occupancy is not consummated upon the terms set forth in Sublessee's Notice and within sixty (60) days after such consent is given and further provided that Sublessor may withhold consent thereto if in the exercise of its sole judgment it determines that:

               (i) The financial condition and general reputation of the proposed assignee or sub-subtenant is not consistent with the extent of the obligations undertaken by the proposed assignment or sub-sublease;

               (ii) The proposed use of the Space is not appropriate for the Building or in keeping with the character of the existing tenancies or permitted by the Lease or this Sublease (but the foregoing shall not be deemed to enlarge the purposes for which the Subleased Premises are permitted to be used as set forth in the Lease or this Sublease);

               (iii) Sublessee proposes to assign or sub-sublet to one who at the time is a tenant, subtenant or occupant of the Building or a corporation, partnership, limited liability company or other entity which controls or is controlled by such tenant, subtenant or occupant, or to one with whom Owner or its agents are actively negotiating for space in the Building; or

               (iv) The proposed assignee or sub-subtenant is: an entity primarily engaged in the sale or marketing of health care insurance or benefits or managed health care services (as defined in Section D of Article 4 of the Lease) within the Subleased Premises; a government or any subdivision or agency thereof; a school, college, university or educational institution of any type, whether for profit or non-profit; an employment or recruitment agency; a travel agency; or a messenger service.

     Further, and as a condition of Sublessor's consent to any assignment or sub-subletting:

               (1) Sublessee, at the time of requesting Sublessor's consent and at the time of the effectiveness of such proposed assignment or sub-sublease, shall not then be in default in the payment of any Fixed Rent or Additional Rent to be paid by Sublessee under this Sublease and Sublessee shall not otherwise then be in material default otherwise under this Sublease;

               (2) Each assignee of this Sublease shall assume, and each sub-subtenant of this Sublease shall take subject to, in writing, all of the terms, covenants and conditions of this Sublease on the part of Sublessee hereunder to be performed and observed;

               (3) Any instrument of sub-sublease shall specifically state that each sub-sublease is subject and subordinate to all of the terms, covenants and conditions of the Lease and this Sublease; and

               (4) Sublessor's consent may be withheld if Owner fails to consent to such assignment or sub-sublease for any or no reason whatsoever.

          (C) No assignment of this Sublease shall be effective unless and until Sublessee delivers to Sublessor duplicate originals of the instrument of assignment (wherein the assignee assumes the performance of Sublessee's obligations under this Sublease) from and after the date of the assignment and any other relevant documents .

          (D) In the event of any such assignment, Sublessor and the assignee may modify this Sublease in any manner, without notice to Sublessee or Sublessee's prior consent, without thereby terminating Sublessee's liability for the performance of its obligations under this Sublease, except that any such modification which, in any way, increases Fixed Rent hereunder shall not, to the extent of such increase only, be binding upon Sublessee .

          (E) No sub-sublease of all or any part of the Subleased Premises shall be effective unless and until Sublessee delivers to Sublessor duplicate originals of the instrument of sub-sublease (containing the provisions required by Section (H)) and any accompanying documents relating to the Space. Any such sub-sublease shall be subject and subordinate to this Sublease.

          (F) Any such sub-sublease shall contain substantially the following provisions:

          (i) In the event of a default under any underlying lease or sublease of all or any portion of the premises demised hereby which results in the termination of such lease or sublease, the sub-subtenant hereunder shall, at the option of the lessor and/or sublessor under any such lease and/or sublease ("Underlying Lessor"), attorn to and recognize the Underlying Lessor as landlord hereunder and shall, promptly upon the Underlying Lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Underlying Lessor shall not (a) be liable for any previous act or omission of the landlord under this sub-sublease, (b) be subject to any offset which shall have accrued to the sub-subtenant hereunder against said landlord, (c) be bound by any modification of this sub-sublease or by any prepayment of more than one month's rent, unless such modification or prepayment shall have been previously approved in writing by the Underlying Lessor, or (d) be obligated to make any payment to sub-subtenant or to perform any work to the premises demised hereby.

     The sub-subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of such underlying lease, to terminate this sub-sublease or surrender possession of the premises demised hereby."; and

          (ii) "This sub-sublease may not be assigned or the premises demised hereunder further sublet, in whole or in part, without the prior written consent of the Underlying Lessor and the landlord of the Building (except to the extent that the requirements for such consent have been expressly waived in writing by the sublease between the Underlying Lessor and the sublessor under this sub-sublease and by the landlord of the Building)."

          (G) Sublessor's consent to any assignment or sub-sublease shall neither release Sublessee from its liability for the performance of Sublessee's obligations hereunder during the balance of the Term nor constitute its consent to any (1) further assignment of this Sublease or of any permitted sub-sublease or (2) further sublease of all or any portion of the premises demised hereunder or under any permitted sub-sublease. If a sub-sublease to which Sublessor has consented is assigned or all or any portion of the premises demised thereunder is sublet without the consent of Sublessor in each instance obtained, if required, Sublessee shall, at its sole cost, immediately terminate such sub-sublease, or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed .

          (H) Sublessee shall pay to Sublessor, promptly upon demand therefor, any and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Sublessor in connection with any assignment of this Sublease or any sub-sublease of all or any part of the Subleased Premises, other than an assignment or sub-sublease to an Affiliate in accordance with Paragraph 7(A) hereof. In addition to the foregoing, if Sublessor shall give its consent to any assignment of this Sublease or to any sub-sublease, Sublessee shall in consideration therefor, pay to Sublessor promptly upon demand therefor, as Additional Rent:

                      (i) in the case of an assignment, any and all sums and other consideration paid to Sublessee by the assignee for or by reason of such assignment or in connection therewith; and


                      (ii) in the case of a sub-sublease, any and all rents, additional charges or other consideration payable under the sub-sublease to Sublessee by the sub-subtenant which is in excess of the Fixed Rent and Additional Rent accruing during the term of the sub-sublease in respect of the Space (at the rate per square foot payable by Sublessee hereunder) pursuant to the terms hereof .

     8. NO BROKER. Sublessor and Sublessee each represent to the other that no broker was instrumental in consummating this Sublease and that all negotiations with respect to this Sublease were conducted without any broker. Each of Sublessor and Sublessee agrees that it will indemnify, defend and hold the other harmless from and against any and all costs, liabilities, damages and expenses, including, without limitation, any and all reasonable attorneys' fees and court costs, incurred by the other party as a result of any claim by any broker based upon prior contact, negotiations or conversations of such party against which such right of indemnification is sought to be enforced or arising out of a breach of the foregoing representation. The provisions of this Paragraph shall survive the expiration or earlier termination of this Sublease.

     9. QUIET ENJOYMENT. So long as Sublessee pays all of the Fixed Rent and Additional Rent due and payable under this Sublease and keeps and performs all of the other terms, covenants, conditions, provisions and agreements to be kept and performed by Sublessee under this Sublease, Sublessee shall quietly enjoy the Subleased Premises during the Term without hindrance or molestation by Sublessor or anyone claiming by or through Sublessor, subject nevertheless to the terms of the Lease and this Sublease.

     10. END OF TERM. Sublessor and Sublessee recognize and agree that the damage to Sublessor resulting from any failure by Sublessee to timely surrender possession of the Subleased Premises upon the Expiration Date will be substantial, and will exceed the amount of the monthly installments of Fixed Rent payable hereunder, and will be impossible to accurately measure. Sublessee therefore agrees that if possession of the Subleased Premises is not surrendered to Sublessor on or before the Expiration Date, then in addition to any other rights and remedies Sublessor may have hereunder or at law, Sublessee shall pay to Sublessor for each month and for any portion of each month during which Sublessee holds over in the Subleased Premises after the Expiration Date, a sum equal to two hundred (200%) percent of the Fixed Rent and Additional Rent payable immediately prior to the Expiration Date. Nothing herein contained shall be deemed to permit Sublessee to retain possession of the Subleased Premises after the Expiration Date and no acceptance by Sublessor of payments from Sublessee shall be deemed to be other than on account of the amount to be paid by Sublessee in accordance with the provisions of this paragraph which provisions shall survive the Expiration Date.

     11. CONSENT OF OWNER. This Sublease and the rights and obligations herein provided shall be conditioned upon the receipt of written consent to this Sublease from Owner. In the event Owner's consent to this Sublease, in Owner's form and reasonably satisfactory to Sublessor and Sublessee, is not delivered within a period of thirty (30) days from the date of execution hereof, or if such consent is refused by Owner in writing, this Sublease shall be deemed null and void and of no force and effect and the parties hereto shall be released in all respects from any obligations created thereby or directly or indirectly related thereto, and Sublessor shall return to Sublessee the advance rental, if any, paid hereunder. Sublessee agrees to cooperate with Sublessor and to provide Sublessor with such information as is necessary to obtain Owner's consent.

     12. TIME LIMITS. Notwithstanding anything to the contrary in this Sublease, the time limits provided in the Lease for the giving of notices, the payment of money, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purposes of this Sublease, by shortening the time limits for any non-monetary obligation in each instance by five (5) business days, so that notices may be given, demands made, or any act, condition or covenant performed or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be (and such party covenants that it will do so), within the time limit relating thereto contained in the Lease. With respect to obligations of a monetary nature, payment by Sublessee to Sublessor shall be due not later than five (5) business days after delivery of a bill therefor to Sublessee. Sublessor shall deliver to Sublessee a copy of each notice and demand received from Owner with respect to the Subleased Premises. Sublessee shall immediately deliver to Sublessor any notices, demands, statements, documentation or other correspondence received from Owner .

     13. NOTICE. All notices and other communications hereunder shall be in writing and shall be given or made by certified mail, return receipt requested or by personal delivery or overnight courier providing proof of delivery, addressed to Sublessor at the address set forth above, and to Sublessee at the Subleased Premises, or any other address which either party may designate pursuant to the provisions hereof. Notices shall be deemed given three (3) business days following the date of mailing, if mailed, one (1) business day following delivery to an overnight courier or on the date of delivery, if personally delivered. Copies of all notices to Sublessee (other than bills delivered in the ordinary course of this Sublease) shall be simultaneously sent to Arbor National Commercial Mortgage Corporation, 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York 11553, Attn: Walter K. Horn, Esq., General Counsel, and copies of all notices to Sublessor shall be simultaneously sent to Arnold & Porter, 399 Park Avenue, New York, New York 10022, Attn: Keith M. Pattiz, Esq.

     14. INDEMNITY. Sublessee agrees to indemnify, defend and save Sublessor harmless from and against all claims, damages, losses and liabilities (including reasonable attorneys' fees and disbursements) arising out of or in connection with (A) a default by Sublessee in keeping, observing or performing its obligations under the terms of this Sublease and/or any breach or default under the Lease caused by the acts or omissions of Sublessee, (B) any act, omission, negligence or other fault on the part of the Sublessee or its agents, servants and employees, (C) any accident, injury or damage whatsoever to any person, firm, company or corporation occurring during the Term in or about the Subleased Premises that was not caused by the act or omission of Sublessor or its agents, servants or employees, (D) Sublessee's use and occupancy of the Subleased Premises and/or (E) any construction, alteration or improvement done in or to the Subleased Premises .

     15. SUBLESSOR'S CONSENT. In any case where Sublessor has agreed not to unreasonably withhold its consent, failure or refusal of Sublessor to consent to or approve any matter or thing requested by Sublessee shall be deemed reasonable if the consent or approval of Owner shall also be required and Owner shall refuse or fail to give its consent or approval thereto.

     16. BINDING ON SUCCESSORS. This Sublease shall apply to and bind the respective successors and permitted assigns of the parties hereto but this paragraph shall not be construed as a consent to any assignment or subletting by the Sublessee.

     17. REPRESENTATIONS. (A) Sublessor represents to Sublessee as of the date hereof the following:

       (1) that Sublessor is the sole holder of the leasehold interest of tenant under the Lease with respect to the Subleased Premises;

       (2)  that the Lease has not been assigned by Sublessor;

       (3)  that the Subleased Premises have not been subleased by Sublessor;
and

       (4) that Sublessor has full right and authority to enter into this Sublease, subject to obtaining the consent of Owner.

       (B) Sublessee represents and warrants to Sublessor that it has the full right and authority to enter into this Sublease and that this Sublease is the legal, valid and binding obligation of Sublessee enforceable against Sublessee in accordance with its terms.

       18.  ELECTRICITY.

       (A) Upon and subject to the terms and conditions set forth in this Paragraph 18, Sublessee acknowledges that electrical consumption in Subleased Premises shall be payable to Sublessor as follows: (i) for NORMAL SERVICE (as defined in Schedule C to the Lease), at the rate of $2.25 per annum per rentable square foot, subject to escalation as provided in Schedule C to the Lease; (ii) for OVERTIME SERVICE (as defined in Schedule C to the Lease), at such rates as set forth in Schedule C to the Lease and subject to escalation as provided in Schedule C to the Lease; and (iii) for EXCESS SERVICE (as defined in Schedule C to the Lease), at the rate of $0.5625 per annum per rentable square foot for each excess watt or part thereof, computed and adjusted to the nearest two decimal points. Sublessor and Sublessee agree that the Subleased Premises are comprised of four zones designated as Zones 16, 17, 18 and 19.

       (B) Sublessor shall not in any way be liable or responsible to Sublessee for any loss, damage or expense which Sublessee may sustain or incur if either the quantity or character or electric service is changed or is no longer available or suitable for Sublessee's requirements unless such loss, damage or expense results from the wrongful act of Sublessor. Sublessee's use of electric current shall never exceed the capacity of feeders or risers to, or wiring installations in, the Building and the Subleased Premises.

       19. LEASE DELETIONS AND AMENDMENTS. The Lease, as herein incorporated, shall be deemed amended as follows:

       (A) Articles 1 and 2 and Schedule A to the Lease (and all references thereto in the Lease) shall be deleted in their respective entireties and replaced with paragraph 1 hereof;

       (B) Article 3 shall be deleted in its entirety and replaced with paragraph 2 hereof;

       (C)  Article 5 shall be deleted in its entirety;

       (D) Articles 6, 7 and 8 shall be amended such that all references to "Landlord" shall apply to Owner only;

       (E) Article 9 shall be deleted in its entirety and replaced with paragraph 29 hereof;

       (F)  Intentionally omitted.

       (G)  Article 11 shall be deleted in its entirety;

       (H) Article 15 shall be amended such that all references to "Landlord" shall apply to Owner only;

       (I) Article 16 shall be amended by deleting the last sentence of Section (B) thereof and substituting paragraph 10 hereof;

       (J) Article 20 shall govern Owner's rights in regard to any proposed sub-subletting of the Subleased Premises or any proposed assignment of Sublessee's interest in this Sublease but, notwithstanding the foregoing, Paragraph 7 of this Sublease shall govern Sublessor's rights and obligations upon such proposed sub-subletting or assignment;

       (K) Article 22 shall be amended (i) to delete Sections (E) and (F) thereof, and (ii) to delete Exhibit 2 to the Lease and all obligations of Owner (or Sublessor, by way of this Sublease) to deliver any form of "Non-Disturbance" or "Tenant Recognition" agreements to Sublessee, and this Sublease shall be subordinate in the same manner as the Lease, unconditionally and without any limitations whatsoever, and Sublessee agrees to be bound by all of the obligations of "Tenant" thereunder with respect to the Subleased Premises;

       (L) Articles 24 and 26 shall be amended by such that "Tenant" shall refer to Sublessor only;

       (M) Article 28 shall be amended by the provisions of paragraph 12 of this Sublease, the reference to "Article 20" in Article 28 (A) (vi) shall be replaced with "paragraph 7 of this Sublease"; and Section (A) (vii) shall be deleted;

       (N) Section A of Article 31 shall be deleted in its entirety and replaced with Section D of paragraph 2 hereof;

       (O) Article 34 shall govern the delivery of any notices or other communications given or required to be given to Owner under this Sublease, but, notwithstanding the foregoing, paragraph 13 hereof shall govern the delivery of notices given or required to be given to Sublessor and/or Sublessee;

       (P) Section (C) (i) of Article 35 shall be deleted in its entirety and Section (D) (i) thereof is hereby deleted in its entirety and replaced with paragraph 5 of this Sublease;

       (Q) Article 40 is hereby deleted in its and replaced with paragraph 8 of this Sublease;

       (R) Section A of Article 42 shall be amended by adding the language contained in paragraph 31 hereof;

       (S) Article 43 shall be deleted in its entirety and replaced with paragraph 30 hereof; and

       (T) Articles 44, 45, 46 and 47 shall be deleted in their respective entireties.

      20. ATTORNEYS' FEES. Whenever any default by Sublessee or Sublessor resulting in a judicial proceeding causes the other party to incur attorneys' fees and/or other costs or expenses, Sublessor and Sublessee agree that the non-prevailing party shall upon the final unappealable verdict of a court of competent jurisdiction, pay the prevailing party in such proceeding the reasonable fees, costs or expenses so such incurred within ten (10) days after being billed therefor.

      21. ENTIRE AGREEMENT/MODIFICATIONS. This Sublease contains the entire and only agreement between Sublessor and Sublessee with respect to the Subleased Premises and no prior oral or written statements or representations, if any, of either party (or its representatives) not contained herein shall have any force and effect. This Sublease shall not be amended, modified or changed except by a writing signed by the party to be charged with such amendment, modification or change.

      22. NEW YORK LAW. This Sublease shall be governed by and construed and enforced in accordance with the laws of the State of New York.

      23. INSURANCE. Sublessee shall maintain throughout the term of this Sublease comprehensive general public liability insurance in respect of the Subleased Premises and the conduct and operation of business therein and such other policies of insurance as required under the Lease in accordance with the provisions thereof; provided, however, that Sublessor and Owner and any fee mortgagee shall be named in such insurance policies as additional insureds, and all such policies shall have limits of not less than those required under the Lease. Sublessee shall deliver to Sublessor and Owner under the Lease a fully paid-for policy or certificate of insurance issued by the carrier thereof prior to the Commencement Date, together with reasonably satisfactory evidence of payment of premiums therefor for a period of not less than one (1) year from the Commencement Date. Sublessee shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Sublessee shall deliver to

Sublessor and the Owner such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies which comply with the applicable provisions of the Lease, and all such policies shall contain a provision or endorsement whereby the same cannot be cancelled or modified unless Sublessor, Owner and any fee mortgagee are given at least thirty (30) days' prior written notice of such cancellation or modification.

      24. EXCULPATION. Sublessee shall look only to the estate and property of Sublessor, if any, in the Building or the Lease, to offset against the rents payable under this Sublease where and if expressly so provided in this Sublease, or for the satisfaction of Sublessee's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Sublessor in the event of any default by Sublessor hereunder, and no other property or assets of Sublessor or any of the principals, directors, shareholders, officers, employees, agents, affiliates and/or representatives of Sublessor, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Sublessee's remedies under or with respect to this Sublease, the relationship of Sublessor and Sublessee hereunder or Sublessee's use or occupancy of the Subleased Premises.

      25. ESTOPPEL CERTIFICATE. Sublessee shall, within seven (7) days after each and every request by Sublessor, execute, acknowledge and deliver to Sublessor a statement in writing (a) certifying the Commencement Date and Expiration Date, and that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), (b) specifying the dates to which the Fixed Rent and Additional Rent have been paid, and the amounts thereof, (c) stating whether or not, to the best knowledge of Sublessee, Sublessor or Sublessee, as the case may be, is in default in performance or observance of its obligations under this Sublease, and, if so, specifying each such default, (d) stating whether or not, to the best knowledge of Sublessee, any event has occurred which with the giving of notice or passage of time, or both, would constitute a default under this Sublease, and, if so, specifying each such event, and (e) stating such other matters as Owner shall request or Sublessor shall reasonably request. Any such statement delivered pursuant to this Section may be relied upon by Sublessor, any prospective assignee or transferee of the leasehold estate under the Lease and Owner.

      26. RIGHT TO CURE SUBTENANT'S DEFAULTS. If Sublessee shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublessor shall have the right, but not the obligation, after five (5) days' notice to Sublessee (unless such default is a non-monetary default and is not reasonably susceptible of cure within said ten (10) day period, and Sublessee shall have commenced the cure thereof within such ten (10) day period and continuously and diligently pursues such cure to completion), or without notice to Sublessee in the case of any emergency, and without waiving or releasing Sublessee from any obligations hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary or advisable, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees and disbursements. Sublessee shall pay to Sublessor, as Additional Rent, within ten
(10) days after demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Prime Rate as of the date Sublessor paid or incurred such costs or expenses, or the then maximum lawful interest rate, whichever shall be less, for the period commencing on the date Sublessor paid or incurred such costs or expenses to and including the date same shall be repaid in full by Subtenant.

      27.  Intentionally Omitted.

      28. FURNITURE. Sublessee shall be permitted to use the furniture and other personal property listed on Exhibit B attached hereto and made a part hereof during the Term. Sublessee accepts same "as-is" in their present state and condition and Sublessor makes no representations or warranties with respect to same. Sublessee shall take good care of and shall maintain and repair such furniture and personal property, at Sublessee's sole cost, at all times during the Term, and shall return same to Sublessor on the Expiration Date or sooner termination of this Sublease in substantially the same condition as same is on the date hereof, subject to normal and reasonable wear and tear.

      29.  PARKING.  Sublessor hereby grants to Sublessee the right to use four
(4) reserved parking spaces in the ground-level parking area and four (4) reserved parking spaces in the second-level parking area, and any other unreserved parking spaces in either the ground-level parking area or the second-level parking area, for the parking of automobiles of Sublessee, its employees and invitees, as same are marked on Exhibit C attached hereto and made a part hereof. Owner and Sublessor shall have no obligation to police such spaces. Sublessee shall not use or permit any of its officers, agents, employees or invitees to use any parking spaces other than Sublessee's allotted parking spaces shown on Exhibit C. Sublessee, its employees, agents, and invitees shall comply with all the rules and regulations, including days and hours of operation, speed limits, parking allocations and any other rules and regulations which are or may be hereafter promulgated by Owner or its agent with respect to parking of motor vehicles in said parking area. Sublessee further agrees that Sublessor shall have no liability on account of any damage or loss to any vehicle or its contents, regardless of cause, except Sublessor's willful misconduct or gross negligence, and Sublessee hereby agrees to indemnify, hold harmless and defend Sublessor from and against any and all causes, claims, suits, damages, and expenses (including reasonable attorneys' fees) that do not result from the willful misconduct or gross negligence of Sublessor or its agents, servants or employees, arising from the use of the parking areas by Sublessee or by anyone claiming by, through or under Sublessee's privileges granted hereunder. In addition, Sublessor shall have no liability in connection with, nor any obligation to take any action or to incur any expense with respect to, the operation of any parking area or in connection with Sublessor's or Owner's failure to impose or enforce any rules or regulations relating to reserved parking at the Building .

      30. EARLY TERMINATION. Provided that Sublessee is not in default under any of the terms, covenants and conditions of this Sublease on the part of Sublessee to be performed, Sublessee shall have a one-time-only option (the "Termination Option") to terminate this Sublease effective as of the fifth (5th) anniversary of the Commencement Date (the "Termination Date"), subject to the following terms and conditions:

           (A) Sublessee must deliver to Sublessor written notice (the "Termination Notice") of its election to exercise the Termination Option not later than one hundred eighty (180) days prior to the Termination Date, time being of the essence;

           (B) Sublessee shall deliver to Sublessor, not later than thirty (30) days prior to the Termination Date, time being of the essence, a certified or bank check, subject to collection, in the amount of Two Hundred Sixty-Four Thousand Three Hundred Six and 00/100 ($264,306.00) Dollars, which sum shall be non-refundable (hereinafter referred to as the "Termination Payment");

           (C) If Sublessee timely and properly exercises the Termination Option, (i) all rent payable under this Sublease shall be paid through and apportioned as of the Termination Date; (ii) neither party shall have any rights, estates, liabilities, or obligations under this Sublease for the period accruing after the Termination Date, except those which, by the provisions of this Sublease, expressly survive the expiration or termination of the Term of this Sublease; (iii) Sublessee shall surrender and vacate the Subleased Premises and deliver possession thereof to Sublessor on or before the Termination Date in the condition required under this Sublease for surrender of the Subleased Premises; and (iv) Sublessor and Sublessee shall enter into a written agreement reflecting the termination of this Sublease upon the terms provided for herein, which agreement shall be executed within thirty (30) days after Sublessee exercises the Termination Option; and

           (D) the Termination Option shall automatically terminate and become null and void upon the earlier to occur of (i) the termination of Sublessor's right to possession of the Demised Premises; (ii) the assignment by Sublessee of this Sublease, in Subleased Premises under this Sublease, except for sub-subleases to Affiliates in accordance with Paragraph 7(A) hereof; or (iv) the failure of Sublessee to timely or properly exercise the Termination Option, including, but not limited to, the failure to deliver the Termination Payment on the date hereof.

      31. BOARDROOM. Sublessee hereby grants Sublessor the right to use the boardroom in the Subleased Premises for up to, but not more than, five (5) separate times per month at no cost or charge whatsoever; provided, however, that Sublessor shall give reasonable notice to Sublessee of its intent to use the boardroom, and further provided that the scheduling of such use shall be subject to Sublessee's prior approval, which approval shall not be unreasonably withheld or delayed.

      IN WITNESS WHEREOF, this Sublease has been duly executed on the day and year first above written.


SUBLESSOR:                 BANK OF AMERICA MORTGAGE
                                     a Division of Bank of America, FSB


                                By:  [Arthur D. Ringwald]
                                   -------------------------------
                                   Name:
                                   Title:  [EVP]
                                   [Recommended By:  MBS]
                                   [Matthew B. Sherry]
                                   [Vice President]



SUBLESSEE:                          ARBOR NATIONAL COMMERCIAL
                                    MORTGAGE CORPORATION


                                    By: [Walter K. Horn]
                                       -------------------------------
                                       Name: Walter K. Horn
                                       Title: Secretary

                                     EXHIBIT A

                                 Subleased Premises

                                     EXHIBIT B

                                 List of Furniture

                                      EXHIBIT B



Secretarial                                                             Quantity
-----------                                                             --------

     Work Stations With Credenza & Return (Knoll Reif System)             8
     Chairs (Knoll Bulldog)                                               8
(A)  Cumberland Custom Executive Secty. Station w/
(B)  Return & Credenza                                                    1


RECEPTION

     5 Pc. Cumberland Custom Leather Sofas (Sectional)                    2
(B)  F. Schill Custom Desk w/Return & Credenza Mahogany                   1


OFFICE #1

     Desk      Stephens 72 X 36
     Credenza  Ped/Ped
     Chair     (2) Brayton (1) ICF
     Table     36 inch Newcraft Round


OFFICE #2
     Desk      Stephens 72 X 36
     Credenza  Ped/Ped
     Chair     (2) Brayton (1) ICF
     Table     36 inch Newcraft Round   File (1)


OFFICE #3
     Desk      Stephens 72 X 36
     Credenza  Ped/Ped
     Chair     (2) Brayton (1) ICF
     Table     36 inch Newcraft Round


OFFICE #4
     Desk      Stephens 72 X 36
     Credenza  Ped/Ped
     Chair     (2) Brayton (1) ICF
     Table     36 inch Newcraft Round   File (1)


OFFICE #5
     Desk      Stephens 72 X 36
     Credenza  Ped/Ped
     Chair     (2) Brayton (1) ICF
     Table     36 inch Newcraft Round   File (1)


OFFICE #6
     Desk      Stephens 72 X 36
     Credenza
     Chair     (2) Brayton (1) ICF
     Table     36 inch Newcraft Round

OFFICE #7
     Desk           Stephens 72 X 36
     Credenza       Ped/Ped
     Chair          (3) Brayton (1) ICF
     Table          36 inch Newcraft Round


OFFICE #8A
     Desk           Pace 84 X 42 w/Return
     Credenza       Pace
     Chair          Brayton (Side) Brayton (Desk)
     Table          Arnold 36" Glass Custom
     Sofa           Roche Bubois


CONFERENCE ROOM #8B
     Table          C&S Granite 60"
     Chairs         Brayton Black Leather


OFFICE #9
     Desk           Stephens 72 X 36
     Credenza       Ped/Ped
     Chair          (2) Brayton (1) ICF
     Table          36 inch Newcraft Round

OFFICE #10

     Desk           Stephens 72 X 36
     Credenza       Ped/Ped
     Chair          (2) Brayton (1) ICF
     Table          36 inch Newcraft Round   File (1)

OFFICE #11

     Desk           Stephens 72 X 36
     Credenza       Ped/Ped
     Chair          (2) Brayton (1) ICF
     Table          36 inch Newcraft Round   File (1)


OFFICE #12

     Desk w/Light   Stephens 72 X 36
     Credenza       With Hutch
     Chair          (2) Brayton (1) Chrom Craft
     Table          36 inch Newcraft Round   File (2)


OFFICE #13

     Desk           Stephens 72 X 36
     Credenza       Stephens
     Chair          (2) Brayton (1) ICF
     Table          36 inch Newcraft Round   File (2)


BOARDROOM #1

     Conference Table    70 X 205 F. Schill Custom (1)
                         Mahogany & Marble
     Chairs              Cumberland Leather (20)


Boardroom #2

     Conference Table    40 X 120 C&S Custom Granite (1)
     Chairs              Cumberland Leather (10)


EQUIPMENT

Pantry                   GE Frigadare   1
                         GE Dishwasher  1
                         Sub Zero Frigadare  1

                                      EXHIBIT C

                                    Parking Spaces